Exhibit 10.1

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

Acquisition Option Agreement

of Scientific Nanomedicine, Inc., from Edward R. Flynn, Ph.D., by Manhattan Scientifics, Inc.

This Acquisition Option Agreement (“Agreement”) is made by and among Senior Scientific LLC, a New Mexico limited liability company having a place of business in Albuquerque, NM (“SS”), Edward R. Flynn, Ph.D. ("Dr. Flynn"), Scientific Nanomedicine, Inc., a Delaware corporation ("SNMI") and Manhattan Scientifics, Inc., a Delaware corporation having a place of business in New York, New York (“MSI”), and is effective as of ____________ (the “Effective Date”).

1.	Background.

1.1.
SNMI is a corporation, wholly owned by Dr. Flynn, established for the commercialization of technology owned by Dr. Flynn or SS, and generally related to detection of biological materials, including detection and treatment of cancer, with application to other areas of biology as well.

1.2.
SS and Dr. Flynn have previously assigned to SNMI all interest in technology generally related to detection of biological materials, including detection and treatment of cancer, with application to other areas of biology as well, as set forth in the Technology Transfer Agreement between Senior Scientific LLC and SNMI (the “Transfer Agreement”); which Transfer Agreement has been provided to MSI and acknowledged by MSI.

1.3.	MSI advances technologies with potential world-changing impact to the threshold of commercialization by following the principles of purpose, dedication and cooperation.

1.4.
MSI desires to obtain an option to acquire SNMI, including all IP assigned to SNMI under the Transfer Agreement, for purposes of raising capital and securing partnerships with industry leaders suitable for successful commercialization of the technology, with the intent to exercise the option and acquire SNMI if one or more large commercial partners can be found to [***], and Dr. Flynn desires to grant the option [***].

1.5.	[***].

2.	Definitions. The following terms shall have the meanings set forth below.

2.1.	Assigned IP. Assigned IP as defined in the Transfer Agreement.

2.2.	Affiliate. An “Affiliate” of a party is any entity that, directly or indirectly, controls the party, is controlled by the party, or is under common control with the party.

3.	MSI Option to Acquire SNMI.

3.1.
MSI shall have the right to acquire 100% of the ownership of SNMI from Dr. Flynn at any time during the Option Period (the “Option Period” is the Initial Option Period and all applicable Extension Periods).

3.2.	MSI may exercise its option by giving Dr. Flynn written notice of exercise, accompanied by payment of the Purchase Price.

3.3.
The Purchase Price shall be (a) US$[***], plus (b) [***] shares of the restricted common stock of MSI, subject to applicable law and subject to [***]. The Purchase Price shall be reduced by any payments and stock issuances for extensions of the Option Period made by MSI prior to the notice of exercise.

3.4.	Simultaneously with receipt of the Purchase Price, Dr. Flynn shall transfer to MSI 100% of the shares in SNMI.

4.	Option Period.

4.1.	The Option Period shall begin on the Effective Date and extend until the date that is nine months after the Effective Date (the “Initial Option Period”).

4.2.
If MSI pays to Dr. Flynn US$[***] and [***] shares of the restricted common stock of MSI, subject to applicable law and subject to [***] on or before the end of the Initial Option Period (together the “First Payment”), then the Option Period shall continue until the date that is [***] months after the Effective Date (the “First Extension Period”).

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

4.3.
If, in addition to the First Payment, MSI issues to Dr. Flynn [***] shares of the restricted common stock of MSI, subject to [***] (the “Second Payment”), on or before the end of the First Extension Period, then the Option Period shall continue under the date that is [***] months after the Effective Date (the “Second Extension Period”).

4.4.
If, in addition to the First Payment and the Second Payment, MSI issues to Dr. Flynn [***] shares of the restricted common stock of MSI, subject to [***] (the “Third Payment”), on or before the end of the Second Extension Period, then the Option Period shall continue under the date that is [***] months after the Effective Date (the “Third Extension Period”).

4.5.	If MSI does not exercise its option [***], then MSI shall have no rights to acquire SNMI hereunder.

5.
Acquisition of SNMI. Each Party consents to and approves of MSI’s acquisition of SNMI, and acknowledges that the rights and obligations of SS, Dr. Flynn, and SNMI under the Transfer Agreement will be unchanged by the change in ownership of SNMI from Dr. Flynn to MSI. MSI acknowledges that it has reviewed the Transfer Agreement and agrees that SNMI shall continue to abide by its terms after any acquisition by MSI of the shares of SNMI under this Agreement.

6.	IP Protection and Filing During the Option Period.

6.1.	MSI will assist SNMI in developing an IP protection plan concerning the Assigned IP.

6.2.	[***].

6.3.
SNMI, Dr. Flynn, and SS acknowledge and agree that all patent applications filed under this section are solely to protect MSI’s interest in the option to acquire SNMI, and that neither MSI nor its counsel has any obligation to SNMI, Dr. Flynn, or SS regarding such patent applications, including without limitation the content, filing, and prosecution of such patent applications. MSI, SNMI, SS, and Dr. Flynn all consent to the counsel of MSI’s choosing to work on such patent applications, and acknowledge that such counsel represents only MSI, and that SNMI, SS, and Dr. Flynn have been advised to and have sought separate counsel regarding their interest in this Agreement, including their interest, if any, in patent applications under this section.

6.4.	During the Option Period, MSI will act in a commercially reasonable manner to protect the Assigned IP while MSI seeks to commercialize the Assigned IP.

7.	Term and Termination.

7.1.	This Agreement shall be effective as of the Effective Date, and shall continue until the end of the Option Period.

7.2.
Subject to the Dispute Resolution provisions hereof, either party may assert claims for damages or equitable relief due to the other party’s material breach that remains uncured after a reasonable period in light of the nature of the obligation, the nature of the breach, and any reasonable opportunity to cure.

8.	Representations, Warranties and Covenants.

8.1.
Each of MSI, SNMI, and SS represents and warrants to the other that it is a corporation (in the case of MSI and SNMI) or limited liability company (in the case of SS) duly organized, validly existing, and in good standing under the laws of its state of incorporation or organization, having a place of business as set forth above, that it has the power and authority to enter into this Agreement and that all corporate and other action required to be taken on behalf of such party to authorize the execution and delivery of this Agreement and to carry out the transactions contemplated herein, has been duly and properly taken.

8.2.
Each of Dr. Flynn and SNMI represents and warrants that Dr. Flynn is the sole owner of 100% of the shares of SNMI, and that no other party has any rights to any shares or other ownership interest in SNMI, and that Dr. Flynn has complete and sole authority to transfer the shares of SNMI, and that such shares shall be fully paid and nonassessable. Each of Dr. Flynn and SNMI represents, warrants, and covenants that no other party will be granted any shares or other ownership interest or claim (including without limitation any liens) to any shares or ownership interest in SNMI, and that Dr. Flynn, at all times while this Agreement is in force, will have complete and sole authority to transfer the shares, and that Dr. Flynn and SNMI will execute all instruments necessary to accomplish such transfer as set forth in this Agreement. SNMI and Dr. Flynn agree that all shares of SNMI will have a legend placed thereon specifically referring to this Agreement and MSI’s rights hereunder, and that, if any other party does acquire any interest in the shares of SNMI, that such interest shall be subject to MSI’s rights under this Agreement.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

8.3.
Each of Dr. Flynn, SS, SNMI and MSI represents and warrants that it has disclosed to the other Party any written or electronic mail communications actually received by it which alleges it has violated or, by conducting its obligations as currently proposed under this Agreement, would violate, any of the Intellectual Property rights of any third party.

8.4.
Each of SS and Dr. Flynn represents that, to its actual knowledge, it owned and had the right to assign the Assigned IP as set forth in the Transfer Agreement; and that it obtained its rights fully in accordance with applicable laws, rules and regulations; and that it has not granted any licenses or other rights to any of the Assigned IP (except for reserved rights to the US government in developments made under US government grants); and covenants that it shall not grant any licenses or other rights to any of the Assigned IP (except for reserved rights to the US government in developments made under US government grants).  [***].

8.5.
Noncircumvent. Each of Dr. Flynn and SS covenants that it will not solicit or engage in business related to the Assigned IP or SNMI with any MSI-Referred Party without MSI’s written consent. An “MSI-Referred Party” is any party, and affiliates of any party, with whom MSI has done any of the following: introduced the party to any of the Assigned IP, executed written agreements relative to any of the Assigned IP, engaged in negotiations relative to rights in any of the Assigned IP or commercialization of any of the Assigned IP. If MSI has not exercised its option at the expiration of the Option Period, then MSI will provide to Dr. Flynn and SS a list of MSI-Referred Parties. This Noncircumvent obligation shall extend for 5 (five) years after expiration of the Option Period.

8.6.	Financing and Cooperation. Dr. Flynn will cooperate with SNMI and MSI in the commercialization of the Assigned IP, provided that MSI shall pay [***].

8.7.
Right of First Negotiation. If SS or Dr. Flynn proposes to sell or otherwise dispose of any property that is specifically suited to any of the Assigned IP (including, as examples, scientific instruments, research instruments, and computer interfaces; but not including general office equipment or supplies), then MSI shall be offered the first opportunity to purchase such property upon mutually agreeable terms. MSI shall have 30 days from the offer to negotiate the purchase, during which period MSI, SS, and Dr. Flynn will negotiate in good faith the terms of the purchase, and then SS and Dr. Flynn may consider other sales or transfers.

9.	Miscellaneous.

9.1.
Further Assurances. Each Party hereby agrees to execute and deliver any further assignments and other documents as the other Party reasonably believes to be necessary to effect the provisions of this Agreement, or other enjoyment of the rights granted to such other Party hereunder.

9.2.
Force Majeure. The parties shall not be responsible for any failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous. Dr. Flynn's death or disability shall not void the obligations of MSI under this Agreement.

9.3.	Headings. The headings of the articles, paragraphs, and clauses used in this Agreement are included for convenience only and are not to be used in interpreting or construing this Agreement.

9.4.
Governing Law. This Agreement and all disputes concerning its execution, formation, interpretation, performance, breach, termination, validity, or enforceability shall be governed by and interpreted and enforced in accordance with the laws of the United States of America and the State of New Mexico, without regard to any principles of conflicts of law. In any action brought arising out of this Agreement, including without limitation any action to enforce the terms of this Agreement or to recover damages from a breach of this Agreement, but not including actions against third parties for infringement of IP rights, the parties agree to the exclusive jurisdiction and venue of the state court of general jurisdiction and, if appropriate, to a federal court sitting in the state of New Mexico, and agree that neither party shall raise any objection to such personal jurisdiction or venue.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

9.5.
Trademarks and Publicity. No party shall use any trademark of any other party without first obtaining express written permission from the other. No party shall make any public disclosure, including press releases, disclosing the business relationship of any of the parties hereto or any aspect thereof or identifying the other party, without the express written permission of the party to be identified. MSI, SNMI, Dr. Flynn and SS will cooperate in drafting a joint press release announcing the signing of this Agreement, and on other joint press releases from time to time. Neither party shall disclose specific terms of this Agreement, without the prior consent of the other party or to the extent required by applicable law or regulation, in which case the parties shall discuss the claimed lawful or regulatory duty before making disclosure of all or any part of this Agreement.

9.6.
Dispute Resolution. Any disputes arising from or related to this Agreement shall be addressed and resolved in three phases. First, an offended party shall notify the other parties in writing of the events or occurrences that give rise to a dispute. Within ten days of the actual receipt of the notice, responsible representatives of the parties shall meet and, in good faith, attempt to address and resolve the dispute through negotiation. If the negotiations fail to resolve the dispute, the parties shall jointly select a mediator and, within twenty days of the failed negotiations, participate in mediation at a location within the State of New Mexico selected by the mediator. Unless otherwise agreed by the parties, the mediation shall conclude within forty-five days of the receipt of the initial notice required under this paragraph. If the parties fail to resolve fully their dispute through mediation, then any party may file a lawsuit against another party.

9.7.
Attorney's Fees. In the event legal proceedings arising out of or relating to this Agreement are initiated by either party against the other, the substantially prevailing party shall be entitled to recover its reasonable expenses and costs, including attorneys’ fees.

9.8.
Waiver. No claim or right arising out of a material breach of this Agreement can be discharged in whole or in part by a waiver of the claim or rights unless it is in writing and signed by the aggrieved party.

9.9.
Notices. All notices and other communications required herein shall be in writing and shall be either delivered personally or be sent by certified mail, postage prepaid, return receipt requested. Items delivered personally shall be deemed delivered one day after dispatch; items sent by certified or registered mail shall be deemed delivered three (3) days after mailing. The addresses of the parties for purposes of this provision are:

9.9.1.	MSI:

Chief Executive Officer

Manhattan Scientifics, Inc.

113 Niagara

Kirkland, Quebec H9J3B2 Canada

9.9.2.	SS and Dr. Flynn:

Edward Flynn, sole member of Senior Scientific LLC

[***]

Albuquerque, New Mexico 87111

9.9.3.	SNMI:

[***]

Albuquerque, New Mexico 87111

9.10.
Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto, and shall supersede the terms and conditions of any and all prior agreements, understandings, promises, representations, and writings made by either party to the other concerning the subject matter and the terms and conditions hereof. No subsequent modification, amendment, or extension of this Agreement or any of the terms and conditions hereof shall be of any force or effect unless it is in writing and signed by a duly authorized officer or representative of each of the parties.

9.11.
Severability. The unenforceability, invalidity, or illegality of any provisions of this Agreement shall not render the other provisions unenforceable, invalid, or illegal. Any unenforceable, invalid, or illegal provision shall be severed from this Agreement only to the extent to make the resulting provision enforceable, valid, and legal.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 406 under the Securities Act of 1933, and Rule 24b-2, under the Securities Exchange Act of 1934, Redacted portions of this exhibit are marked by an [***].

9.12.	Counterparts. This Agreement may be executed in counterparts with the same force and effect as if all signatures appeared on the same document.

9.13.
Good Faith. The parties also promise at all times during the business relationship established by this Agreement to execute and fulfill their contractual obligations in good faith, and they, and each of them, expressly promise at all times to treat each other fairly. All parties have had opportunity to review this Agreement with counsel of their choice, and no provision shall be construed for or against either party due to the identity of the party drafting such provision.

9.14.
Bankruptcy. All rights and licenses granted to each Party under or pursuant to this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights of “intellectual property” as defined thereunder. Notwithstanding any provision contained herein to the contrary, if either Party is under any proceeding under the Bankruptcy Code and the trustee in bankruptcy of such Party, or such Party, as a debtor in possession, rightfully elects to reject this Agreement, the other Party may, pursuant to 11 U.S.C. Section 365(n) (1) and (2) retain any and all of such other Party’s rights hereunder, to the maximum extent permitted by law, subject to the payments specified herein.

9.15.
Assignment. MSI may assign, transfer, delegate or sublicense this Agreement or any of its rights or obligations under this Agreement to an Affiliate of MSI. MSI may not assign, transfer, delegate or sublicense any of its rights or obligations under this Agreement to a party that is not an Affiliate of MSI without the written consent of Dr. Flynn, which consent shall not be unreasonably withheld or delayed. Neither Dr. Flynn nor SNMI may assign, transfer, delegate, or sublicense this Agreement or any of its rights or obligations under this Agreement without the written consent of MSI, which consent shall not be unreasonably withheld or delayed. [***].

INTENDING TO BE LEGALLY BOUND, THE PARTIES, THROUGH THEIR AUTHORIZED AGENT(S), HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST EXPRESSED ABOVE.

Senior Scientific LLC	Scientific Nanomedicine, Inc.,

Edward R. Flynn, Ph.D., sole member	Edward R. Flynn, Ph.D., president
Manhattan Scientifics, Inc.

Edward Flynn, Ph.D., an individual	Emmanuel Tsoupanarias, CEO